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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

    Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                                Percentage of
                                                               voting securities
                                                                 owned by its
                                                               immediate parent
                                                               -----------------
Bestfoods
(a) Subsidiaries included in the Company's
    consolidated financial statements

   United States
   -------------
    Arnold Foods Company, Inc.                  -Delaware             100.00
    Best Foods - Caribbean, Inc.                -Delaware             100.00
    Bestfoods Europe (Group) Ltd.               -Delaware             100.00
    Entenmann's Inc. (Owned by Bestfoods
    Baking Co. Inc., a holding company of
    Bestfoods)                                  -Delaware             100.00
    Henri's Food Products Co. Inc.              -Wisconsin            100.00

   Canada
   ------
    Canada Starch Company Inc.                                        100.00

   Europe (1)
   ----------
    C.H. Knorr Nahrungsmittelfabrik Ges.mbH     -Austria              100.00
    CPC Monda N.V./S.A.                         -Belgium               99.90
    CPC Foods A.S.                              -Czech Republic        98.50
    CPC Foods A/S                               -Denmark              100.00
    CPC Foods OY                                -Finland              100.00
    CPC France S.A.                             -France                99.85
    CPC Mazena GmbH                             -Germany              100.00
    CPC Hellas A.B.E.E.                         -Greece               100.00
    CPC Benelux B.V.                            -Holland              100.00
    CPC Hungary RT                              -Hungary              100.00
    CPC Foods (Ireland) Ltd.                    -Ireland              100.00
    CPC Italia S.P.A.                           -Italy                100.00
    CPC Foods A/S                               -Norway               100.00
    CPC Amino Sp. zo.o                          -Poland                99.98
    Knorr Portuguesa-Produtos Alimentares S.A.  -Portugal             100.00
    Bestfoods Espana, S.A.                      -Spain                100.00
    CPC Foods AB                                -Sweden               100.00
    CPC Knorr Holdings AG                       -Switzerland          100.00
    CPC (United Kingdon) Ltd.                   -United Kingdom       100.00

   Africa and Middle East (1)
   --------------------------
    Israel Edible Products Ltd. "TAMI"          -Israel                85.30
    CPC Kenya Ltd.                              -Kenya                100.00
    CPC Maghreb, S.A.                           -Morocco              100.00
    CPC Tongaat Foods (Pty) Ltd.                -South Africa          50.00  (2)

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


    Latin America
    -------------
     Refinerias de Maiz S.A.I.C.                -Argentina        100.00
     Refinacoes de Milho, Brasil Ltda.          -Brazil           100.00
     Industrias de Maiz y Alimentos S.A.        -Chile            100.00
     DISA S.A.                                  -Colombia         100.00
     Maizena de Costa Rica S.A.                 -Costa Rica       100.00
     Productos de Maiz y Alimentos S.A.         -Guatemala        100.00
     Productos de Maiz, S.A. de C.V.            -Mexico           100.00
     Alimentos y Productos de Maiz, S.A.        -Peru              99.90
     Industrializadora de Maiz, S.A.            -Uruguay          100.00
     Aliven S.A.                                -Venezuela        100.00

    Asia
    ----
     CPC (Guangzhou) Foods Ltd. (Owned by
      Bestfoods Asia Investments Ltd. a holding
      company of Bestfoods)                     -China             80.00
     CPC/AJI (Hong Kong) Ltd.                   -Hong Kong         50.00   (2)
     P.T. Knorr Indonesia                       -Indonesia        100.00
     CPC/AJI (Malaysia) Sdn. Berhad             -Malaysia          50.00   (2)
     CPC Rafhan Limited                         -Pakistan          51.00   (1)
     California Manufacturing Co., Inc.         -Philippines       50.00   (2)
     CPC/AJI (Singapore) Pte. Ltd.              -Singapore         50.00   (2)
     CPC/AJI (Taiwan) Ltd.                      -Taiwan            50.00   (2)
     CPC/AJI (Thailand) Ltd.                    -Thailand          50.00   (2)

The names of thirty-five (35) domestic subsidiaries and one hundred thirty (130) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

  (b) Domestic subsidiary not consolidated:
      One (1) wholly owned subsidiary which has minor real estate holdings.

  (c) International subsidiaries not consolidated:
      Five (5) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.

  (d) Domestic 50% owned companies:
      Two (2) joint ventures in which the Registrant owns 50% interest with 50% being owned by single other interests.

--------------------------
(1) Owned by Bestfoods Europe (Group) Ltd., or its wholly owned subsidiaries.
(2) Owned fractionally more than 50% and fully consolidated for accounting purposes.

If the companies included (b), (c) and (d) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10% of the income of the parent and its subsidiaries on a consolidated basis.



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